E M P L O Y M E N T   C O N T R A C T

THE UNDERSIGNED:

(1)	Interface European Manufacturing B.V. (the "Employer"), hereinafter referred to as "Interface", whose registered office and whose place of business is in Scherpenzeel, for these purposes lawfully represented by Mr. Jan Hasselman; and

(2)	Mr. Robert Boogaard (the "Employee"), born on the May 1st 1968 and residing at Volderstraat 39, 3961 BA Wijk bij Duurstede

HEREBY AGREE AS FOLLOWS:

1	Commencement and term of employment

1.1
The Employee entered into the services of the Employer as of the 1st of October 2011. As of the 12th of February 2015 the Employee shall be employed by the Employer as President Europe, Middle East and Africa ("Europe").

1.2
This Agreement has been entered into for an indefinite period of time and may be terminated as at the end of a calendar month by either party by notice given in writing. The Employer will observe a notice period of 12 months and the Employee will observe a notice period of 3 months. This Agreement shall in any event, without prior notice of termination being required, end on the first day of the month in which the Employee reaches the pensionable age applicable to him.

2	Position and duties

2.1
In the Company's service hereunder the Employee shall have the position of President Europe. In this position Employee shall be responsible for the management of the European division's affairs. He shall perform all the work required thereto.

2.2	The role includes but is in no way limited to the following responsibilities:
- based on a clear understanding of the business, the markets and the key drivers of business success, clarifying and agreeing the European business's strategic goals;
- developing and implementing short, medium and long term business strategies for the European division;
- providing leadership to the business as a whole and coaching and mentoring key staff (to ensure that they have the necessary competencies to achieve their business objectives).

2.3	The Employee shall report directly to the CEO or COO of Interface, Inc., as specified by Interface from time to time, and shall properly and promptly follow the guidelines, instructions and abide by the policies laid down by Interface.

2.4	The Employee's principle work location shall be in Scherpenzeel, The Netherlands. Notwithstanding this the Employee agrees that he shall perform his work at a different location than the place where the work is normally done and/or at different days or hours than those which normally apply, unless due to special circumstances the Employee cannot be required to do so.

2.5	The Employer reserves the right, within the limits of what is reasonable, to make changes to the Employee's position, duties and/or responsibilities and reporting line and to modify the conditions of employment of the Employee accordingly. This reservation shall also apply with respect to duties assigned in the future.

2.6	The Employee agrees that he shall do and omit anything which a good President Europe ought to do or refrain from doing and that he shall devote all his energy and skill to the Employer and shall promote the Employer's interests to the best of his knowledge and ability.

3	Working hours

3.1
Unless prevented by ill health or other sufficient cause the Employee shall devote the whole of his time and attention during such working hours as are usual for employees in a similar position to the business of the Employer.

3.2
The Employee's position entails that when required work must be carried out during hours which do not fall within the Employee's regular working hours. These hours were regarded to be included when Employee's salary was determined, so that the Employee shall not be entitled to payment of overtime.

4	Salary and holiday allowance

4.1
The Employee shall receive a salary of EUR 252.288,- gross per annum effective as of 1st January 2015. This salary is to be paid in 12 equal instalments at the end of each month. Every year, in January, the Employer shall review whether an increase in the base salary is appropriate in view of an increase in the expenses of living or otherwise.

The Employee shall be entitled to a holiday allowance of 8% of the gross total salary received by him in the twelve months preceding the month of payment, that allowance to be annually paid in May. In the event of premature termination of this Agreement the Employee shall receive a pro rata part of the holiday allowance.

5	Incentive scheme

5.1	The Employee will participate in the Employer's Incentive scheme according to the terms set forth in the scheme as applicable from time to time.

5.2
The Employer shall advise the Employee in writing of the details of the incentive scheme on an annual basis including the details of the bonus % opportunity, the target(s) and the maximum target achievement that will be recognised and paid for which details will be set and can be changed by the Employer each year.

5.3	The bonus % opportunity for the second half of 2014 (ie as of July 1st 2014) and 2015 has been set at 90% of the annual salary excluding holiday allowance specified in Article 4.1.

5.4
If the Employee has not actually worked during the full financial year, his bonus entitlement shall be pro rata to the portion of the financial year during which the Employee has actually worked. For the purposes of this Article "actual work" shall be deemed to include periods of holiday leave and periods of incapacity to work on account of illness or disablement, in so far as any such period does not exceed 6 months.

5.5
To be eligible to receive the bonus, the employee must be employed by the Employer at the end of the period to which the bonus relates. This means that if the employment terminates for whatever reason prior to the end of that period the employee will not be entitled to any bonus (whether pro rata or otherwise).

6	Business expenses

6.1
As compensation for representation and other expenses which the Employee may incur in connection with the discharge of his duties and which cannot reasonably be specified or proven by bills, the Employee shall receive an amount of EUR 182,50- per month as long as he performs actual work, that amount to be paid simultaneously with the salary of the month concerned. For the purposes of this Article "actual work" shall be deemed to include periods of holiday leave and periods of incapacity to work on account of illness or disablement, in so far as any such period does not exceed 6 months.

6.2
If at any time it is determined by the Inspector of Taxes and/or the Implementing Authority/UWV (Uitvoering Werknemersverzekeringen) that this compensation is (in part) subject to the levy of income tax and/or social security premiums, the compulsory deductions shall be made still and shall be for the Employee's account. As from such time the amounts of future payments shall be reduced to the level at which such payments may be made tax-free.

6.3
Any expenses which the Employee has reasonably incurred in the discharge of his duties and cannot be deemed to fall under the compensation referred to in the preceding paragraphs shall be reimbursed by the Employer to the Employee upon presentation of bills and proofs of payment. Expense claims are to be presented monthly within 10 days after months end. For any expenses which will exceed EUR 5.000,- the Employee shall be required to obtain prior written approval of the Employer.

7	Company car

7.1	For the purposes of performing his duties the Employee shall be provided by the Employer with a car under the terms and conditions of the latest company car policy.

7.2
The Employer shall pay all expenses relating to the use of the car including fuel costs with the exception of fuel costs for private holiday trips outside of the Netherlands. Any tax and social security contributions levied on account of a company car being provided as part of an employee´s remuneration shall be paid by the Employee.

8	Pension

8.1	The Employee shall have the benefit of a pension plan in accordance with the company pension scheme.

9	Other insurances

9.1	The Employer is entitled to the benefits of the Company's disability insurance, as in effect from time to time.

9.2	The Employer shall pay the income related health insurance contributions to the Tax Authorities.

10	Compensation of damage

10.1
Contrary to the relevant provisions in the Dutch Civil Code, the Employee, to the extent insured, shall be liable to pay compensation for any damage caused during the performance of this agreement to the Employer or a third party towards which the Employer is held to compensate such damage, even if such damage is not attributable to an intentional act or omission or intentional recklessness on the part of the Employee.

11	Holidays

11.1
For each full calendar year during which his employment hereunder continues, the Employee shall be entitled to the number of working days holiday on full pay as mentioned in the specific clause of the collective bargaining agreement (CAO) for the Textile Industry referring to this subject. In view of Employee's position, Employee is not entitled to "ATV"-days.

11.2	Contrary to Section 7:638.2 of the Dutch Civil Code days of holiday leave shall be taken in consultation with and after obtaining the prior approval of the Employer.

12	Illness or disablement

12.1
In the event of the Employee's incapacity to work on account of illness/ disablement or accident the Employer shall for a maximum period of twelve months, but until no later than the date when the Employee's employment hereunder ends (if that date is the earlier), continue to pay 100% per cent of the salary as specified in Article 4 of this Agreement.

12.2
During the second year of the Employee's incapability to work on account of illness/disablement, but no later than the date on which the Employee's employment ends (if that date is earlier), the Employer shall pay the Employee in accordance with the guidelines on this subject in the "Personeels Handboek".

12.3
The salary payments are subject to deduction of any benefits to be received by the Employee under the social security laws and/or benefits under any other relevant insurances taken out by the Employer.

12.4
During the period specified in the preceding paragraph the Employer shall continue to pay the premiums referred to in Articles 8 and 9, at any rate to the extent that such premiums are under said Articles to be borne by the Employer and are not on any other account not payable.

12.5
For the purposes of this Article and Articles 5 and 6, periods of incapacity to work following each other at intervals of less than four weeks shall be regarded as one consecutive period of incapacity to work.

12.6	The Employee must strictly comply with the guidelines and instructions regarding sick leave which have been or will be issued by or on behalf of the Employer.

13	Side activities/remuneration from third parties

13.1	During his employment hereunder the Employee shall not be permitted to perform any paid or unpaid side activities without prior written approval of the Employer.

13.2	Publications related to Employee's activities within Interface and affiliated companies shall also require the written approval of the Employer.

13.3	The Employee shall not accept any monies or other remuneration from third parties in connection with his work for the Employer and/or the companies affiliated with the Employer.

14	Confidentiality and non-disclosure

14.1
During his employment hereunder as well as after its termination - irrespective of the manner in which and the reasons for which his employment may be terminated (including resignation by Employee) - the Employee shall treat as strictly confidential and not disclose to third parties, whether directly or indirectly, in any form or manner whatsoever, any confidential information or proprietary information of the Employer and/or affiliated companies which comes to his knowledge, unless the discharge of his duties as President Europe requires the disclosure of such information to third parties on a need-to-know basis.
Confidential information includes but is in no way limited to all trade secrets and any other information that is material to the Employer and/or its affiliated companies and not generally available to the public, including information concerning market and sales strategies, pricing strategies, product and raw material costs, methods and plans of operation, production processes, research and development, know-how, non-published product specifications, patent applications, business plans, financial data, personnel records, suppliers, customers and acquisition and investment plans and strategies.

14.2
In the event that the Employee is suspended and upon termination of his employment hereunder - irrespective of the manner in which and the reasons for which his employment may be terminated (including resignation by Employee) - the Employee shall at the  Employer's first request to that effect surrender to the Employer all property of the Employer in his possession as well as all documents which in any way whatever relate to the Employer and/or the companies affiliated with the Employer and/or its customers and other business relations, all this in the broadest sense, as well as all copies of such documents (whether or not recorded on data carriers) and property.

15	Remedy for breach of contract

15.1
In the event that the Employee commits any breach of Article 13 and Article 14 he shall forfeit to the Employer, in variance from the provisions of Section 7:650, subsections 3, 4 and 5 of the Civil Code, an immediately payable penalty of EUR 10.000,- for each such breach, to be increased by EUR 1000,- for each day that any such breach continues, without prior notice or judicial intervention being required and entirely without prejudice to the Employer's right, instead of this penalty, to demand full compensation for the loss actually suffered by it and/or to demand specific performance or injunctive relief.

15.2	Payment of the penalty referred to in this Article shall not release the Employee from his obligations specified in Articles 13 and 14.

16	Non-competition

16.1
For two year(s) after termination of his employment hereunder - irrespective of the manner in which and the reasons for which his employment has been terminated (including resignation by Employee) - the Employee shall not without prior written approval of the Employer be permitted to do any of the following in Europe:

(a)	to work for or be involved with, in any manner, whether directly or indirectly and whether paid or unpaid, any person, organisation, company or enterprise pursuing activities in competition with or similar or related to the activities of the Employer and/or the companies affiliated with the Employer, like manufacturing, designing or selling carpets, rugs, carpet tiles or any segments or parts thereof, or to have or take any interest in such organisation, company or enterprise;

(b)
to maintain in any manner whatsoever, whether directly or indirectly, for the purpose of obtaining business, business contacts with any person, organisation, company or enterprise with whom during the last two years preceding the termination of the Employee's employment the Employer has had any business contact;

(c)
to induce present employees of the Employer and/or companies affiliated with the Employer or persons who in the period of two years preceding the termination of the Employee's employment have been or were employed by the Employer and/or the companies affiliated with the Employer to terminate their employment and/or to hire such present or former employees.

16.2
In the event that the Employee commits any breach of this Article he shall forfeit to the Employer an immediately payable penalty of EUR 10.000,- for each such breach, to be increased by EUR 1.000,- for each day that any such breach continues, without prior notice or judicial intervention being required and entirely without prejudice to the Employer's right to demand full compensation for the loss actually suffered by it and/or to demand specific performance or injunctive relief.

16.3	Payment of the penalty referred to in this Article shall not release the Employee from his obligations specified in this Article.

16.4	Employee shall not at any time during his employment hereunder as well as after its termination – irrespective of the manner in which and the reasons for which his employment has been terminated (including resignation by Employee) - make false, misleading or disparaging statements about the Employer, or its affiliates, products, management, employees, customers or suppliers.

17	Work product

17.1
All work product (including but in no way limited to inventions, improvements of production or work methods) created by the Employee (alone or with others) during or as a result of his employment with the Employer, including all proprietary rights therein including, but not limited to, patents, copyrights, designs and trade secrets and which may be used by the Employer at the time of production or later, shall be the sole and exclusive property of the Employer without the Employer having to make special demands therefore and without the Employee being entitled to special remuneration therefore.

18	Incorporation of Company's general conditions of employment ("Personeelshandboek"

18.1	The current and future content of the Personeelshandboek are an integral part of this Agreement.

19	Final provisions

19.1	The Employee is required to sign the Code of Business Conduct and Ethics and the Anti-Corruption and Anti-Bribery Policy Statement of Employer.

19.2	This Agreement and any disputes arising from or relating to this Agreement shall be governed by the laws of the Netherlands.

19.3	The collective labour agreement for the Textile industry (CAO voor de Mode-, Interieur-, Textiel- en Tapijtindustrie) is applicable to this employment agreement.

19.4
All income tax and social security contributions which an employer must by law deduct from his employees' salaries and pay to the relevant authorities shall be so deducted from and paid in respect of all amounts to be paid to the Employee under this Agreement, unless it follows from the nature of the payment that it may be made tax-free.

19.5
If at any time it is determined by the Inspector of Taxes and/or the Implementing Authority/UWV that any of the payments to be made to the Employee under this agreement are (in part) subject to the levy of income tax and/or social security contributions, the compulsory deductions shall be made still and shall be for the Employee's account. As from such time the amounts of the relevant future payment(s) shall be reduced to the level at which such payment(s) may be made tax-free.

19.6
The Employer reserves the right, within the limits of what is reasonable, to modify and/or supplement this Agreement and all arrangements made hereunder between the parties, if in the Employer's judgement circumstances warrant such modification or supplementation.

19.7
The foregoing constitutes the entire agreement between the parties and supersedes all agreements and undertakings previously made and given by and between the Employee and the (bodies of the) Employer and/or companies affiliated with the Employer.

19.8
The Employee recognises and agrees that the Employer shall provide the statutory wage assignment (payslip) in an electronic manner. The Employer shall ensure that the Employee can save and store the document to consult it at a later date.

In witness whereof this Agreement was executed in twofold and signed by the parties in Scherpenzeel on 6 July 2015.

THE EMPLOYER

/s/ Jan Hasselman

Jan Hasselman
Director

THE EMPLOYEE

/s/ Robert Boogaard

Robert Boogaard